UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2021
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
6.625% Senior Notes due 2045	TDI	New York Stock Exchange
5.875% Senior Notes due 2061	TDA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed, on March 2, 2020, Telephone and Data Systems, Inc. (TDS) entered into a $400,000,000 Credit Agreement by and among TDS as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto and identified therein (Existing Credit Agreement). On July 20, 2021 (the Effective Date), the Existing Credit Agreement was amended and restated in its entirety (First Amended and Restated Credit Agreement).

The First Amended and Restated Credit Agreement provides TDS with a $400,000,000 senior revolving credit facility for general corporate purposes, including working capital and capital expenditures.

The following briefly describes the terms of the First Amended and Restated Credit Agreement:

Borrowings under the First Amended and Restated Credit Agreement bear interest either at a LIBOR rate (subject to customary LIBOR replacement protocols) or at an alternative base rate, plus an applicable margin. TDS’ interest costs under the First Amended and Restated Credit Agreement are based on credit ratings from Standard & Poor’s Rating Services, Moody’s Investor Services and/or Fitch Ratings. If TDS’ credit ratings were lowered, the credit facility would not cease to be available solely as a result of a decline in its credit ratings.

The two financial covenants described below are included in the First Amended and Restated Credit Agreement:

1.Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.

2.Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 3.75 to 1.00 as of the end of any fiscal quarter.

The First Amended and Restated Credit Agreement is unsecured, subject to certain limitations. Additionally, certain wholly-owned subsidiaries are guarantors under the First Amended and Restated Credit Agreement.

The First Amended and Restated Credit Agreement includes representations and warranties, covenants, events of default and other terms and conditions that are substantially similar to TDS' Existing Credit Agreement.

A Change in Control, as such term is defined in the First Amended and Restated Credit Agreement, of TDS would constitute a default and would enable the required lenders and the Administrative Agent to require all borrowings outstanding under the First Amended and Restated Credit Agreement to be repaid.

The continued availability of the First Amended and Restated Credit Agreement requires TDS to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

Amounts under the First Amended and Restated Credit Agreement may be borrowed, repaid and reborrowed from time to time from and after the Effective Date until the maturity date. There are outstanding borrowings of $125 million and letters of credit under the Existing Credit Agreement as of the Effective Date.

Amounts borrowed under the Existing Credit Agreement and the First Amended and Restated Credit Agreement will be due and payable in full on the fifth anniversary of the Effective Date.

The foregoing brief description is qualified by reference to the copy of the First Amended and Restated Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies all the lenders thereto.

Some of the lenders and/or agents under the First Amended and Restated Credit Agreement and/or their affiliates may have various relationships with TDS, its publicly-traded subsidiary, United States Cellular Corporation (UScellular), and their subsidiaries, involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under the First Amended and Restated Credit Agreement or other TDS and/or UScellular credit agreements.

UScellular First Amended and Restated Credit Agreement:

Also, on July 20, 2021, UScellular, entered into a $300,000,000 First Amended and Restated Credit Agreement (UScellular First Amended and Restated Credit Agreement), as disclosed in UScellular’s Form 8-K dated July 20, 2021, which Form 8-K is incorporated by reference herein. The terms and conditions of the UScellular First Amended and Restated Credit Agreement are described in such Form 8-K and are substantially similar to those of TDS’ First Amended and Restated Credit Agreement. A copy of the UScellular First Amended and Restated Credit Agreement, including the forms of the related Guaranty and Subordination Agreement attached thereto, is incorporated by reference herein as Exhibit 4.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1
First Amended and Restated Credit Agreement, among TDS, Wells Fargo National Association, as administrative agent, and the other lenders thereto, dated as of July 20, 2021, including the form of subsidiary Guaranty.

4.2
First Amended and Restated Credit Agreement, among UScellular, Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders thereto, dated as of July 20, 2021, including the form of subsidiary Guaranty and Subordination Agreement, is hereby incorporated by reference to Exhibit 4.1 to UScellular's Current Report on Form 8-K dated July 20, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	July 23, 2021	By:	/s/ Peter L. Sereda
Peter L. Sereda
Executive Vice President and Chief Financial Officer
(principal financial officer)